Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (number 2-83780) of Carpenter Technology Corporation of our report dated May 27, 2004 relating to the financial statements for the year ended December 31, 2003, of the Savings Plan of Carpenter Technology Corporation, which appears in this Form 11-K.

/s/ Beard Miller Company LLP
Beard Miller Company LLP
Reading, Pennsylvania
June 22, 2004